UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 24, 2018

Forterra, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-37921	37-1830464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

511 East John Carpenter Freeway, 6th Floor, Irving, TX	75062
(Address of Principal Executive Offices)	(Zip Code)

(469) 458-7973
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
On May 24, 2018, Forterra, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders. At the annual meeting, stockholders voted on the matters listed below, each of which was discussed in greater detail in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 20, 2018 (the “Proxy Statement”). The final voting results with respect to each of these matters is set forth below:

Proposal No. 1 - Election of Directors
At the annual meeting, the Company’s stockholders elected the persons listed below as Class II directors for a three year term expiring at the Company’s 2021 annual meeting of stockholders.

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Chris Meyer	51,838,383	6,250,928	4,397,421
Richard "Chip" Cammerer, Jr.	53,277,112	4,812,199	4,397,421
Kyle Volluz	52,516,253	5,573,058	4,397,421

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2018.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
62,247,275	206,968	32,489	—

Proposal No. 3 - Non-Binding Vote on Executive Compensation
The Company’s stockholders, in a non-binding, advisory vote, approved the compensation paid to our named executive officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
57,440,733	628,248	20,330	4,397,421

Proposal No. 4 - Forterra, Inc. 2018 Stock Incentive Plan
The Company’s stockholders approved the Forterra, Inc. 2018 Stock Incentive Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
52,465,854	5,606,151	17,306	4,397,421

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forterra, Inc.

/s/ Lori M. Browne
Lori M. Browne
Executive Vice President, General Counsel and Secretary
Date: May 25, 2018